Exhibit 10.23

AMENDMENT NUMBER ONE TO THE

FOSSIL, INC. 2008 LONG-TERM INCENTIVE PLAN

This AMENDMENT NUMBER ONE TO THE FOSSIL, INC. 2008 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of December 28, 2009, is made and entered into by Fossil, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil, Inc. 2008 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 10 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan to modify the automatic annual grants made to Outside Directors under Article 7 of the Plan; and

NOW, THEREFORE, in accordance with Article 10 of the Plan, the Company hereby amends the Plan as follows:

1. Article 7 of the Plan is hereby amended, effective January 1, 2010, by deleting said Article in its entirety and substituting in lieu thereof the following new Article 7:

ARTICLE 7

OUTSIDE DIRECTOR GRANTS

7.1 Automatic Grants. Subject to the terms and conditions of this Plan, each Outside Director of the Company who does not elect to decline to participate in the Plan, shall automatically be granted Restricted Stock Units as follows: (a) on the date of each Annual Stockholders Meeting (as used herein, “Annual Stockholders Meeting” shall be the meeting at which the Company’s Board of Directors, or any class thereof, is annually elected), each Outside Director (including an individual who first becomes an Outside Director at such Annual Stockholders Meeting) shall automatically be granted a number of Restricted Stock Units equal to the number of shares of Common Stock (rounded down to the closest whole number) having an aggregate Fair Market Value of $100,000 on the Date of Grant, so long as such Outside Director has not suffered a Termination of Service as an Outside Director prior to such date; and (b) each individual who first becomes an Outside Director (other than at any Annual Stockholders Meeting), shall automatically be granted as of the effective date of appointment as an Outside Director a pro-rated number of Restricted Stock Units that would have been granted to such individual if he or she had been elected as an Outside Director during the immediately preceding Annual Stockholders Meeting; the number of Restricted Stock Units shall be pro-rated based on the number of days between the date such individual first became an Outside Director and the date that is one year from the immediately preceding Annual Stockholders Meeting, over 365. Notwithstanding the foregoing, in the case of any grant of Restricted Stock Units made pursuant to this Section 7.1, such grant shall only be made if the number of shares subject to grant under this Section 7.1 is sufficient to make all automatic grants required to be made pursuant to this Section 7.1 on such Date of Grant.

7.2 Vesting and Forfeiture. Subject to certain restrictions and conditions set forth in this Plan, any Restricted Stock Units granted pursuant to this Article 7 shall become one hundred percent (100%) vested and convertible into shares of Common Stock (i) for grants made on the date of an Annual Stockholders Meeting, on the earlier of the first anniversary of the Date of Grant or the first Annual Stockholders Meeting following the Date of Grant, provided the Outside Director is providing services to the Company or a Subsidiary on such date; and (ii) for grants made to an individual first being appointed an Outside Director other than on the date of an Annual Stockholders Meeting, one year from the Date of Grant. Notwithstanding the foregoing, in the event of an Outside Director’s Termination of Service due to his or her death, all unvested Restricted Stock Units shall immediately become one hundred percent (100%) vested and convertible into shares of Common Stock. On the date such Restricted Stock Units become vested or as soon as practicable thereafter, the Company shall deliver to the Outside Director the number of shares of Common Stock equal to the number of vested Restricted Stock Units. Except as otherwise provided herein, each Outside Director’s Restricted Stock Units granted pursuant to this Article 7 shall terminate and be forfeited on the date of his or her Termination of Service for any reason other than death, to the extent such Restricted Stock Units are unvested on the date of his or her Termination of Service.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

FOSSIL, INC.

By:	/s/ Kosta N. Kartsotis
Name:	Kosta N. Kartsotis
Title:	CEO